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                                                                     EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                           HUMAN GENOME SCIENCES, INC.

1.       Offices.

         1.1 Registered Office. The registered office of Human Genome Sciences, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

2.       Meetings of Stockholders.

         2.1 Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Gaithersburg, State of Maryland, at such place as may be fixed from time to time by the board of directors, or at such other place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.2 Annual Meetings. Annual meetings of stockholders, commencing with the year 1995, shall be held on the first Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by the president.

         2.4 Notice of Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Written notice of a special meeting of stockholders, stating the place, date

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and hour of the meeting and the purpose of purposes for which the meeting is called, shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         2.5 Business at Special Meetings. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

         2.6 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.7 Quorum at Meetings. Except as otherwise provided by statue or by the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8 Voting and Proxies. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Section 6.4 of these by-laws, each Stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock having voting power which is held by such stockholder. No proxy shall be voted or acted upon after three years from its date,



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unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it States that is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         2.9 Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the vote (which need not be by ballot) of the holders of a majority of the stock having voting power, present in person or represented by proxy, unless the proposed action is one upon which, by express provision of statutes or of the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, candidates for election as members of the board of directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

         2.10 Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted; and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required in clause (b) of this paragraph, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required in clause (b) of this paragraph. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing. In order that the Corporation may determine the stockholders entitled to



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consent to corporate action in writing without a meeting, the board of directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record or other person seeking to take corporate action by written consent or to have the stockholders authorize action to be taken by written consent, shall, by written notice to the Secretary of the Corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date upon which such a request is received, adopt a resolution fixing a record date. If a request for the fixing of a record date is not made and received by the Secretary prior to the delivery of a written consent to the Corporation, the board of directors shall promptly, but in all events within ten days after the date on which such a consent is delivered to the Corporation, adopt a resolution fixing a record date. If no record date has been fixed by the board of directors within ten days of the date on which such a request is received or within ten days of the date on which such consent is delivered, whichever is earlier, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which such a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

         Section 2.11 Stockholder Proposals. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder (a) must be entitled to vote at such meeting and (b) must have given timely notice thereof in writing to the Secretary of the Corporation, which notice shall comply in all respects with this Section 2.11. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting and shall include all the information set forth below; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made.



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Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and the existence and nature of any financial or other arrangements or understandings between such proposed directors and such stockholder or any other stockholder named in clause (c)(ii) below pursuant to which such nomination is being made), or any successor rule or regulation; (b) as to any other item of business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and of any other stockholders such stockholder knows or anticipates will support the nomination or proposal, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and by any other such stockholders; and (d) a statement as to whether such stockholder and/or any other such stockholders intend to solicit proxies in support of such nomination or proposal.

         No stockholder shall make a proposal at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11.

         The Board of Directors, or a designated committee thereof, may reject a stockholder's notice that is not timely given in accordance with the terms of this Section 2.11. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the requirements of this Section 2.11 in any material respect, the Secretary of the Corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.11 in any material respect, then the Board of Directors or such committee may reject the stockholder's notice.



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         Notwithstanding the procedures set forth above in this Section 2.11, if a stockholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section 2.11 in connection with such item of business or proposal, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the stockholder has not so complied and the item of business or proposal shall not be brought before the annual meeting.

3.       Directors.

         3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         3.2 Term, Number and Election. The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at the meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of the election. Each director elected shall hold office until her or his successor is elected and qualified or until her or his earlier resignation or removal. Directors need not be stockholders.

         3.3 Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size



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of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the class of directors for which he or she has been chosen is elected and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned so as to maintain each class as nearly equal in numbers possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

         3.4 Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         3.5 First Meeting of Each Board. The first meeting of each newly elected board of directors shall be held at such time any place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

         3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         3.7 Special Meetings. Special meetings of the board may be called by the president (a) on one day's notice to each director, if such notice is given in person or by telephone, (b) on two days' notice to each director, if such notice is sent by telegram, or (c) on five days' notice to each director, if such notice is sent by mail. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one-third of the total number of directors.

         3.8 Quorum and Vote at Meetings. At all meetings of the board, one director if a board of one director is authorized, or such greater number of directors as is not less than a majority of the total number of directors, shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place.



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         3.9      Telephone Meetings. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         3.10 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

         3.11 Committees of Directors. The board of directors may by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to Section 151(a) of the General Corporation Law of the State of Delaware (hereinafter the "GCL"), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation pursuant to Sections 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless otherwise expressly provided in the resolution, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt

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a certificate of ownership and merger pursuant to Section 253 of the GCL. Such committee or committees shall have such name or names as may be determined form time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee at all meetings of each such committee of directors, a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when required.

         3.12 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

4.       Notices of Meetings

         4.1 Notice Procedure. Whenever, whether under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such requirement shall not be construed to require the giving of personal notice. Such notice may be given in writing, by mail, addressed to such director of stockholder, at this address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telex, telegram or telephone.

         4.2 Waivers of Notice. Whenever the giving of any notice is required by statue, the certificate of incorporation or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the certificate of incorporation, by statute or by these by-laws.



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5.       Officers

         5.1 Positions. The officers of the Corporation shall be a chief executive officer, a president and chief operating officer, a secretary and a treasurer, and such other officers as the board of directors may appoint, including a chairman of the board, and one or more vice presidents, assistant secretaries and assistant treasurers; who shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of officers may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide; provided, however, that in no event shall the chief executive officer and the secretary be the same person.

         5.2 Appointment. The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

         5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the board of directors.

         5.4 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at anytime, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

         5.5 Fidelity Bonds. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         5.6 Chief Executive Officer. The chief executive officer of the Corporation, shall be ex-officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall ensure that all orders and resolutions of the board of directors are carried into effect, and, unless otherwise provided by the board of directors, shall preside at all meetings of the stockholders and the board of directors. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

         5.65 President and Chief Operating Officer. The president and Chief Operating Officer shall perform those duties delegated by the chief executive officer, selected from but not limited to the following duties: general and active management of the business



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of the Corporation; ensure that all orders and resolutions of the board of directors are carried into effect, and, unless otherwise provided by the board of directors, in the absence of the chief executive officer preside at all meetings of the stockholders and of the board of directors. The president and chief operating officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

         5.7 Vice President. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         5.8 Chairman of the Board. If the directors shall appoint a chairman of the board, the chairman shall, when present, preside at all meetings of the board of directors and shall perform such other duties and have such other powers as may be vested in the chairman by the board of directors.

         5.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties of the standing committees, when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors or by the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation, and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The secretary or an assistant secretary may also attest all instruments signed by the chairman of the board, the president or any vice president.

         5.10 Assistant Secretary. The assistant secretary, or if there by more than one, the assistant secretaries in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform



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such other duties and have such other powers as the board of directors may from time to time prescribe.

         5.11     Treasurer.

                  5.11.1 Duties. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, and to the board of directors at its regular meetings, or when the board of directors so required, an account of all transactions as treasurer and of the financial condition of the Corporation.

                  5.11.2 Bond. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the treasurer's possession or under the treasurer's control and belonging to the Corporation.

         5.12 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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

6.       Capital Stock.

         6.1 Certificate of Stock; Uncertificated Shares. The share of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman of vice chairman of the board of directors, or the president or vice president, and by the treasurer and/or assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         6.2 Lost Certificates. The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the board shall require and/or to give the Corporation a bond, in such sum as the board may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

         6.3 Transfers. The transfer of stock and certificates that represent stock and the transfer of uncertificated shares shall be effected in accordance with the laws of the State of Delaware. Any restriction on the transfer of a security imposed by the Corporation shall be noted conspicuously on the security.


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

         6.4      Fixing Record Date.

                  6.4.1. Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than tens days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meetings.

                  6.4.2 Consents. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent to the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  6.4.3 Payments. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede

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

the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         6.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner; and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.       Indemnification.

         7.1 Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for the purposes of this Section 7 a director or officer of the Corporation, a member of the Scientific Advisory Board of the Corporation or any other person serving at the request of the Corporation pursuant to a resolution of the Board of Directors or any committee thereof as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Section 7 the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Section 7 any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Section 7 attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         7.2 Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Section 7 any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or any investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         7.3 Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         7.4 Procedures; Presumptions and Effects of Certain Proceedings; Remedies.

                  (a)      Procedure for Determination of Entitlement to

Indemnification.
                           (i)      To obtain indemnification under this Section
7, an authorized representative shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the authorized representative is entitled to indemnification (the "Supporting Documentation"). The determination of the authorized representative's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the authorized representative has requested indemnification.

                           (ii)     Except as otherwise set forth in this
Section 7.4, any indemnification under Section 7.1, 7.2 or 7.3 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.1 or 7.2 or has been successful on the merits or otherwise as set forth in Section 7.3 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:
                           (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or
                           (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or
                           (3)      By the stockholders; or
                           (4)      As provided in Section 7.4(c).
                           (iii)    If the determination of entitlement to
indemnification is to be made by independent counsel pursuant to Section 7.4(a)(ii)(2), a majority of the directors who were not parties to the proceeding shall select the independent counsel, but only an independent counsel to which the person seeking indemnification does not reasonably object.

                  (b) Presumptions and Effects of Certain Proceedings. If the person or persons empowered under Section 7.4(a) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the person seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (A) the person seeking indemnification misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.

                  (c) Remedies of Indemnitee. (i) If a determination is made pursuant to Section 4(a) of this Section 7.4 that the person seeking indemnification is not entitled to indemnification, (A) the person seeking indemnification shall be entitled to seek an adjudication of entitlement to such indemnification either, at the sole option of the person seeking indemnification, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the person seeking indemnification shall not be prejudiced by reason of such adverse determination.

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

                           (ii)     If a determination shall have been made or
deemed to have been made, pursuant to Section 7.4(a) or Section7.4(b) that the person seeking indemnification is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the person seeking indemnification misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. If (X) advancement of expenses is not timely made pursuant to Section 7.5 or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 7.4(a) or Section 7.4(b), the person seeking indemnification shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to such person such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the person seeking indemnification to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                           (iii)    The Corporation shall be precluded from
asserting in any judicial proceeding or arbitration commenced pursuant to this
Section 7.4(c) that the procedures and presumptions of this Section 7 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
Section 7.4.

                           (iv)     If the person seeking indemnification
pursuant to this Section 7.4(c), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this
Section 7, the person seeking indemnification shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the such person if he or she prevails in such judicial adjudication or arbitration. If it is determined that the person seeking indemnification is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         7.5 Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf on an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.4 hereof upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section 7. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

         7.6 Employee Benefit Plans. For purposes of this article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the Corporation which imposes duties on or involves services by such director or officer with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries or an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section 7.

         7.7 Scope of Article. The indemnification of authorized representatives, as authorized by this Section 7, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and (3) inure to the benefit of the heirs, executors and administrators of such a person.

         7.8 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who was or is an authorized representative of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 7.1, Section 7.2 or
Section 7.3 or incurred by any such director, officer, employee or agent in connection with any third party proceeding or corporate proceeding, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any authorized representative of the Corporation in furtherance of the provisions of this Section 7 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 7.

         7.9 Reliance on Provision. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification.

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

         7.10 Severability. If any provision of provisions of this Section 7 shall beheld to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Section 7 (including, without limitation, all portions of any subsection of this Section 7 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 7 (including, without limitation, all portions of any subsection of this Section 7 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.       General Provisions.

         8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation and the laws of the State of Delaware, may be declared by the board of directors at any regular or special meeting. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, as defined in the General Corporation Law of the State of Delaware, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions, if any, of the certificate of incorporation.

         8.2 Reserves. The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

         8.3 Execution of Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

         8.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


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

9.       Stock Purchase Agreement.

         Notwithstanding any provisions contained to the contrary herein, until the earlier of (i) the completion of the Initial Public Offering, (ii) expiration of the Initial Research Term, and (iii) termination of the Collaboration Agreement under Section 16.02, 16.05 or 16.07 thereof, if the director designated by the Purchaser and one additional director of the Corporation vote against a Board resolution proposing an action specified in subparagraphs (a) through (d) below, the Corporation shall not:

                  (a) declare or pay any dividends on, or make any other distribution in respect of, any shares of its capital stock;
                  (b) redeem, acquire or repurchase any shares of its capital stock, except redemptions, acquisitions or repurchases pursuant to agreements or rights existing on the date hereof and except for repurchases from employees, consultants, directors and agents pursuant to agreements entered into after May 19, 1993 to the extent such agreements are substantially comparable to the repurchase provisions of existing agreements;
                  (c) make any cash investment in excess of $10 million in any property or make any case expenditure in excess of $10 million in connection with a transaction or related series of transactions, provided that nothing herein shall prevent the Corporation from making any investment or expenditure contemplated by the Collaboration Agreement, including without limitation investments or expenditures to acquire or lease the 35 gene sequencing machines and 15 catalyst or comparable robotic system machines as contemplated by the Collaboration Agreement, and investments or expenditures pursuant to a Feasibility Study or a Research Program (as those terms are defined in the Collaboration Agreement); or
                  (d) engage in any transaction involving expenditures in excess of $100,000 with any of the Investors or any of their Affiliates, except for transactions pursuant to agreements or rights existing on the date hereof.

         Capitalized terms used in this Section 9 without definition shall have the meanings specified in the Series B Convertible Preferred Stock Purchase Agreement dated as of May 19, 1993 between the Corporation and Smith Kline Beecham Corporation.

10.      Amendments.

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors or the stockholders.


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